Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-257986, 333-262340 and 333-276593) of Better Choice Company Inc. of our report dated April 12, 2024, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Tampa, FL

March 31, 2025